UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

RIGETTI COMPUTING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of Principal Executive Offices)	(Zip Code)

(510) 210-5550

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2026 (“Effective Date”), Rigetti & Co, LLC. (“Subtenant”), a wholly-owned subsidiary of Rigetti Computing, Inc., entered into a Sublease Agreement (the “Sublease”) with Chinook Therapeutics, Inc. (the “Sublandlord”), pursuant to which Subtenant will lease approximately 12,543 rentable square feet of office and laboratory space located at 740 Heinz Avenue, Berkeley, California, 94710 (the “Premises”) from the Sublandlord. The Premises represent a portion of the approximately 112,088 rentable square feet Sublandlord has leased from Seventh Street Properties VII, LLC (“Master Landlord”), pursuant to that certain lease, dated as of September 11, 2015, as amended, between Master Landlord and Sublandlord (the “Master Lease”). The effectiveness of the Sublease is subject to the Master Landlord’s consent (the “Consent”). In the event the Consent is not obtained within sixty days following the Effective Date, either Sublandlord or Subtenant may terminate the Sublease.

The term of the Sublease will commence on the latest to occur of the following: (a) June 1, 2026, (b) receipt of the Consent, and (c) the Sublandlord’s delivery of possession of the Premises to Subtenant in the Delivery Condition (as defined in the Sublease) (the “Commencement Date”). The Sublease is scheduled to expire on November 30, 2029. The Subtenant’s obligation for the payment of base rent (“Monthly Base Sublease Rent”) for the Premises begins on the Commencement Date and initially will be $38,111.91 per month, increasing to $39,255.26 per month during the second year of the Sublease, $40,432.92 per month during the third year of the Sublease and $41,645.91 per month during the fourth year of the Sublease. In addition to base rent, the Subtenant is obligated under the Sublease to pay its proportionate share of taxes, insurance and operating expenses, which is equal to 11.19% of the amount therefor payable by Master Landlord pursuant to the Master Lease. Beginning on the Commencement Date and continuing on the first day of each month thereafter until the expiration of the Sublease, the Subtenant will pay, in advance, the Monthly Base Sublease Rent. The Subtenant is required to provide a security deposit to the Sublandlord on or before the delivery date of the Premises in the amount of $50,000. The Sublease contains customary events of default, representations, warranties and covenants.

The foregoing description of the terms of the Sublease does not purport to be complete and is qualified in its entirety by reference to the complete copy of such agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1#+	Sublease, dated as of April 17, 2026, by and between Rigetti & Co, LLC and Chinook Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6).

+ Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026	RIGETTI COMPUTING, INC.

	By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Chief Financial Officer